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EXHIBIT 23.2


June 23, 2005


U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2/A Registration Statement, our report dated May 12, 2005 relating to the financial statements of 3PEA Technologies, Inc. as of December 31, 2004 and for the years ended December 31, 2004 and 2003. We also consent to the reference to us under the heading "Experts" in such Form SB-2/A.


Sincerely,

/s/ De Joya & Company
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De Joya & Company